                                                                  EXHIBIT 10(31)

THIS AGREEMENT is made on 14 October 2002 between:-

(1) CANARGO LIMITED, a company incorporated and carrying on its activities under the laws of Guernsey, having its registered offices at PO Box 291, Commerce House Les Banques, St. Peters Port, Guernsey (hereinafter "CANARGO"); and

(2) WESTRADE ALLIANCE LLC a Limited Liability Company incorporated under the laws of the State of Oregon and having its registered office at 8497 N.E Fremont Street #229, Portland Oregon 97220 (hereinafter the "PURCHASER"), as legally represented by Mr Samson Pkhakadze pursuant to a power of attorney granted by the Purchaser dated October 1-st, 2002.

WHEREAS:

(A) CanArgo is the beneficial and registered owner of the entire issued share capital (the "SALE SHARES") of CanArgo Petroleum Products Limited, details of which are set out in Schedule 1 to this Agreement (the "COMPANY"); and

(B) CanArgo is willing to sell and the Purchaser is willing to purchase the Sale Shares for the consideration and upon the terms and conditions set out in this Agreement.

IT IS AGREED:-

1        STRUCTURE

         Subject to the terms of this Agreement CanArgo shall sell, and the Purchaser shall purchase, the Sale Shares.

2        PRICE

2.1 The consideration (the "CONSIDERATION") payable by the Purchaser to CanArgo for the Sale Shares is US$4,000,000 payable on the dates and in the amounts set out below (the "PAYMENT SCHEDULE"):-

      AMOUNT                                           TIME FOR PAYMENT
      ------                                           ----------------
      US$500,000 (the "FIRST PAYMENT")                 1 month following the date of this Agreement

      US$500,000 (the "SECOND PAYMENT")                14 January 2003

      US$3,000,000 (the "FINAL PAYMENT")               14 August 2003

2.2 Any of the First, Second or Final Payments will be deemed to be made on the date ("PAYMENT DATE") when the respective Payment has been credited to CanArgo's bank account indicated in the Article 3.1 below.

2.3 In the event that payment of the Consideration is not made in accordance with the Payment Schedule interest shall accrue daily at the rate of 16% per annum on any part of the Consideration which is not paid in accordance with the Payment Schedule.

2.4 In the event that either the First Payment or the Second Payment are not made on the due date or if the Final Payment is not made on or before 30 September 2003 CanArgo shall be entitled to terminate this Agreement forthwith and any of the Consideration which has been paid by the Purchaser shall not be repaid to the Purchaser but shall be retained by CanArgo by way of a non-refundable deposit. In the event of termination by CanArgo in the circumstances envisaged by Clause 2.4, the Purchaser shall have no claim whatsoever against CanArgo.

         The Payment Schedule shall only be amended in writing by the parties hereto. Where any payment falls due on a date which is not a business day, the payment shall be due on the immediately preceding business day.

3        SECURITY AND CONDUCT OF THE COMPANY PENDING PAYMENT OF THE
         CONSIDERATION

3.1 The Purchaser will become the legal and beneficial owner of the Sale Shares only following payment in full of the Consideration and any interest due thereon by the Purchaser and receipt of cleared funds by CanArgo in the undernoted account:-

         Bank:           HSBC Bank International Limited

         Account:        011-572443-360


         Name:           CanArgo Limited USD Account

         Instructions for transferring funds are as follows:

         Correspondent Bank:
         Bankers Trust Company
         1 Bankers Trust Plaza
         Liberty Street
         New York NY 10006
         A/C No: 04082437
         SWIFT: BKTRUS33

         For further credit of:
         CanArgo Limited USD Account
         Account Number: 011-572443-360
         HSBC Bank International Limited
         PO Box 315
         St Peter Port
         Guernsey GY1 3JQ
         Channel Islands
         SWIFT: MIDLJESH

         Payment will be made by way of Bank Transfers and will not be subject to any withholding tax or any other deductions.

3.2 CanArgo confirms that as at the date hereof it controls the business and affairs of the Company and that it will continue to do so until the Final Payment is made by the Purchaser. CanArgo confirms that to the extent possible, it shall continue to run the business and affairs of the Company in the ordinary course. CanArgo and the Purchaser confirm that until Completion CSOP will continue to be run in the ordinary course.

3.3 CanArgo and the Purchaser agree that all dividends declared from the date hereof until Completion will be for the Purchaser's benefit subject to Completion taking place.

4        WARRANTIES

4.1      CanArgo warrants that as at the date of Completion:



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
4.1.1 it will be the registered and beneficial owner of the Sale Shares and that the Sale Shares will be free of any charges, liens or encumbrances; and

4.1.2 the Company's only asset will be 50% of the Charter Fund of CSOP and that the Company shall at the date of Completion have no liabilities.

4.2 No other warranty, whether express or implied is given by CanArgo to the Purchaser.

5        COMPLETION

5.1 Completion of the sale and purchase of the Sale Shares ("COMPLETION") shall take place immediately following receipt of the Final Payment by CanArgo.

5.2      At Completion, CanArgo shall deliver the following:-

5.2.1 transfers of the Sale Shares duly executed by CanArgo in favour of the Purchaser together with the definitive certificates in respect thereof in the names of CanArgo;

5.2.2 a written waiver in the agreed form from CanArgo in respect of any claims which CanArgo (and any member of CanArgo's group) may have against the Company and CSOP as at Completion and releasing the Company and CSOP from all and any liabilities which may be owing to CanArgo or any member of CanArgo's group by the Company or CSOP;

5.2.3    the resignation referred to in clause 7.2;

5.2.4    resignations of David Robson and Russell Hammond as directors of CSOP

5.3 At Completion, the Purchaser shall deliver a written waiver in the agreed form from the Company and CSOP in respect of any claims which the Company or CSOP may have against CanArgo and any member of CanArgo's group as at Completion and releasing CanArgo and any member of CanArgo's group from all and any liabilities which may be owing to either the Company or CSOP by CanArgo or any member of CanArgo's group.

5.3.1 The Purchaser shall be responsible for obtaining all consents, waivers and approvals to the Acquisition.

5.4 For the purposes of this Clause 5, `CanArgo's group' means any holding, subsidiary or associated company CanArgo or any subsidiary or associated company of any such holding company.

6        LICENCE

6.1 Subject to Completion taking place CanArgo hereby grants to CSOP a 10 year licence (subject to clause 6.3) (the "LICENCE") entitling CSOP to use the name "CanArgo Standard Oil Products" (the "NAME") solely for the purpose of petrol retailing.

6.2 CSOP shall be bound to use the Name in carrying on its business for not less than 2 years from the date on which Completion takes place unless and until a majority shareholding of CSOP is disposed to a major, recognised international petrol retailer.

6.3 There shall be no fee for the first 2 years of the Licence but thereafter CSOP shall pay CanArgo on 31st December each year a royalty fee of US$10,000 per annum as consideration for the Licence.



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
6.4 CanArgo will have the right to terminate the Licence on demand if CanArgo's name is brought into disrepute or for misuse of the Name by CSOP or failure to pay any royalty pursuant to clause 6.3.

7        DIRECTORS

7.1 To the extent that it is able, CanArgo shall procure that Dr David Robson, Vincent McDonnell and Elizabeth Landles (the "CURRENT DIRECTORS") will remain directors of the Company from the date hereof until the date of Completion.

7.2 At Completion, CanArgo shall deliver the written resignation of each of the Current Directors unless the Current Directors agree with the Purchaser to remain as directors of the Company after Completion.

8        ENTIRE AGREEMENT

         This letter constitutes the entire understanding and agreement of the parties with respect of the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings written or oral regarding the subject matter of this letter.

9        CONFIDENTIALITY

9.1      All parties undertake:-

9.1.1    To keep confidential the existence and terms of this letter; and

9.1.2 Not to disclose the same to any other person unless expressly authorised by the board of directors of CanArgo save for the purposes of:-

         (a)      Seeking legal or accounting advice in relation to its terms;
                  and

         (b) Disclosing the same to a competent authority or stock exchange, as required by law.

10       FEES, COSTS AND EXPENSES


         The parties shall each bear their own professional and other costs and expenses including, without limitation, any taxation associated with the Acquisition.

11       ANNOUNCEMENTS

         No announcement (whether internal or external) or press communication or release of information concerning this letter or Acquisition in connection with the Acquisition shall be made by any party other than as agreed between the parties save for any announcement required by applicable law or regulatory authority.

12       GOVERNING LAW AND JURISDICTION

12.1 This letter shall be governed and construed in accordance with the law of England.



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
12.2 Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of England as regards any claim, dispute or matter arising out of or in connection with this letter and its implementation and effect.

IN WITNESS WHEREOF, these presents consisting of this and the preceding 3 pages are executed as follows:
SUBSCRIBED for and on behalf of
CANARGO LIMITED
at St Peter Port, Guernsey
on the 14th day
of October 2002
by

/s/Dr David Robson........................   Director

Dr David Robson...........................   Full Name

/s/Elizabeth Anne Landles.................   Director

Elizabeth Anne Landles....................   Full Name

SUBSCRIBED for the said

WESTRADE ALLIANCE LLC by its Attorney under Power of Attorney dated  October 1-st, 2002

at St Peter Port, Guernsey

on the 14th day of October 2002

/s/Samson Pkhakadze.......................   Attorney

Samson Pkhakadze .........................   Full Name

before this witness

/s/Paul Richmond Davidson.................   Witness

Paul Richmond Davidson....................   Full Name

70 Wellington St..........................   Address

Glasgow...................................


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
                                   SCHEDULE 1

                             DETAILS OF THE COMPANY

NAME:                                   CanArgo Petroleum Products Limited

DATE OF INCORPORATION:                  25 August 1998

REGISTERED NUMBER:                      N: 34379

REGISTERED OFFICE:                      PO Box 291, Commerce House Les Banques, St. Peters Port, Guernsey

AUTHORISED SHARE CAPITAL:               L10,000 divided into 10,000 Ordinary Shares of L1.00 each

ISSUED SHARE CAPITAL:                   2 Ordinary Shares of L1.00 each

DIRECTORS:                              Dr David Robson, Vincent McDonnell, Elizabeth Landles

SECRETARY:                              C.M.S. Limited



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